Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2026, with respect to the statement of assets and liabilities of Grayscale HYPE ETF, as of April 22, 2026, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

New York, New York
May 8, 2026